Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “RSE COLLECTION MANAGER, LLC”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MARCH, A.D. 2021, AT 11:45 O`CLOCK A.M.

5520020 8100Authentication: 202771146

SR# 20210923124Date: 03-19-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations

Delivered 11:45 AM 03/16/2021 FILED 11:45 AM 03/16/2021

SR 20210923124 - FileNumber 5520020

STATE OF DELAWARE CERTIFICATE OF FORMATION

OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.The name of the limited liability company is RSE COLLECTION MANAGER, LLC

2.The Registered Office of the limited liability company in the State of Delaware is located at850 New Burton Road. Suite 201  (street), in the City of Dover Zip Code 19904  . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is

 COGENCY GLOBAL INC.

By:                       George Leimer

Authorized Person

Name:                     George Leimer

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